Exhibit 23.2


                       INDEPENDENT AUDITORS' CONSENT
                       -----------------------------

The Board of Directors
Noranda Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8, dated March 18, 2004, of Noranda Inc. of our report dated February 10, 2003 (except for Note 20 which is as of March 4, 2003) which report is included in the 2002 annual report on Form 40-F of Noranda Inc.



                                        /s/ Ernst & Young LLP

                                                        Chartered Accountants

March 18, 2004
Toronto, Canada